UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        October 7, 2010

American Life Holding Company, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-50196	52-2177342
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

43 South Pompano Parkway, Suite 277, Pompano Beach, FL	33069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(954) 840-8372

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 7, 2010 Mr. Randy Schneider resigned as a member of the Board of Directors of American Life Holding Company, Inc. ("ALFE"). Mr. Schneider was appointed to the Board of Directors in contemplation of a prospective acquisition of Kazore Holdings, Inc. (described below), a company which Mr. Schneider serves as president and director however since ALFE has determined not to pursue the acquisition, Mr. Schneider resigned.

Item 8.01	Other Events

On June 14, 2010, we entered into a non-binding letter of intent as to a prospective acquisition of Kazore Holdings, Inc. and on June 15, 2010 we filed a Current Report on Form 8-K disclosing that we had entered into such letter of intent. On October 7, 2010, we determined not to pursue the acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Life Holding Company, Inc.

Date: October 12, 2010	By: /s/ Manuel B. Losada
Manuel B. Losada, President